EXHIBIT 5.1

[Letterhead of Polsinelli Shughart PC]

March 18, 2013

BioScrip, Inc.

100 Clearbrook Road

Elmsford, New York 10523

RE: BioScrip, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to BioScrip, Inc., a Delaware corporation (the “Company”), in connection with the Company’s filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (a) up to $200,000,000 of an indeterminate number of securities to be offered by the Company, which may include (i) shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”), (iii) the Company’s debt securities that are convertible into Common Stock or Preferred Stock (the “Debt Securities”), (iv) warrants to purchase the Company’s equity and/or debt securities (the “Warrants”), and (v) units composed of shares of Common Stock, Preferred Stock, Debt Securities and/or Warrants in any combination (the “Units”); and (b) the shares of Common Stock to be offered by selling stockholders under the Registration Statement, consisting of shares of Common Stock (the “Existing Shares”) and shares of Common Stock issuable upon the exercise of the Company’s outstanding common stock purchase warrants (the “Warrant Shares”).

The Common Stock, Preferred Stock, Debt Securities, Warrants and Units are sometimes referred to collectively herein as the “Primary Securities.” As set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus filed pursuant to Rule 415 promulgated under the Securities Act, the Primary Securities, Existing Shares and Warrant Shares may be offered in an unspecified number at indeterminate prices from time to time by the Company or any selling stockholder under the Registration Statement.

We have reviewed the following:

(i) The Company’s Second Amended and Restated Certificate of Incorporation dated March 9, 2004, as amended June 10, 2010;

(ii) The Company’s Amended and Restated Bylaws adopted April 27, 2011; and

such matters of law and made such inquiries and reviewed such documents and records as we have deemed necessary or appropriate to enable us to express an opinion on the matters covered hereby, and we have also examined and relied upon representations, statements or certificates of public officials and officers and representatives of the Company. In expressing the opinion set forth below, we have assumed, with the Company’s consent, that all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original documents, and all signatures on all documents submitted to us for examination are genuine and made by natural persons with legal capacity.

The opinions set forth below are limited to the Delaware General Corporation Law and the federal law of the United States. This opinion is limited to the facts as they presently exist and the effect of the present state of the Delaware General Corporation Law and the federal law of the United States. We undertake no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts. We express no opinion as to the application of the securities or blue sky laws of any states with respect to the offer or sale of the Primary Securities, Existing Shares or Warrant Shares.

For purposes of the opinions expressed below, without limiting any other exceptions or qualifications set forth herein, we have assumed that (i) after the issuance of any Primary Securities and Warrant Shares offered pursuant to the Registration Statement, the total number of issued shares of Common Stock, together with the total number of shares of Common Stock reserved for issuance upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company’s Second Amended and Restated Certificate of Incorporation, as currently amended, as may be further amended and then in effect (the “Certificate”), (ii) after the issuance of any Primary Securities offered pursuant to the Registration Statement, the total number of issued shares of Preferred Stock, together with the total number of shares of Preferred Stock reserved for issuance upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Preferred Stock under the Certificate, and (iii) the Registration Statement (including all necessary post-effective amendments thereto) has been declared effective by order of the U.S. Securities and Exchange Commission (the “Commission”).

For purposes of the opinions expressed below, we refer to the following as the “Future Authorization and Issuance” of Primary Securities:

•	with respect to any of the Primary Securities, (a) the appropriate and proper authorization by the Company of the terms and issuance of such Primary Securities, including the consideration to be received for such Primary Securities, in accordance with the Certificate and applicable law (the “Authorization”), and (b) the issuance of such Primary Securities in accordance with the Authorization upon the receipt by the Company of the consideration (which, in the case of shares of Common Stock or Preferred Stock, is not less than the par value of such shares) to be paid therefor in accordance with the Authorization;

•	with respect to Debt Securities, (a) the authorization, execution and delivery by the Company and the other parties thereto of the indenture under which such Debt Securities are to be issued, (b) the establishment of the terms of such Debt Securities, and the execution and delivery of such Debt Securities, in accordance with the applicable indenture under which such Debt Securities are to be issued and applicable law, and (c) the authentication of the Debt Securities by the indenture trustee (the “Trustee”) in accordance with the applicable indenture, which applicable indenture shall be the valid, binding and enforceable obligation of the Trustee; and

•	with respect to Warrants and/or Units, (a) the authorization, execution and delivery by the Company and the other parties thereto of any agreement under which such Primary Securities are to be issued, and (b) the establishment of the terms of such Primary Securities, and the execution and delivery of such Primary Securities, in accordance with any applicable agreement under which such Primary Securities are to be issued and applicable law.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1. Upon the Future Authorization and Issuance of shares of Common Stock, such shares of Common Stock will be validly issued, fully paid and non-assessable.

2. Upon the Future Authorization and Issuance of shares of Preferred Stock, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3. Upon the Future Authorization and Issuance of Debt Securities, such Debt Securities will constitute valid and legally binding obligations of the Company.

4. Upon the Future Authorization and Issuance of Warrants, such Warrants will constitute valid and legally binding obligations of the Company.

5. Upon the Future Authorization and Issuance of Units, such Units will constitute valid and legally binding obligations of the Company.

6. The Existing Shares have been duly authorized, and are validly issued, fully paid and non-assessable.

7. The Warrant Shares have been duly authorized and, when issued, delivered, sold and paid for upon exercise of the outstanding common stock purchase warrants, as contemplated by the warrant agreement governing such warrants, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Polsinelli Shughart PC under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Polsinelli Shughart PC

Polsinelli Shughart PC